Exhibit 99.1
For Immediate Release
Contacts:
Investor Relations: Stephen Giusto, (310) 843-4144
Gregg Kvochak, (310) 556-8550
For Media: Mike Distefano, (310) 843-4199
Korn/Ferry International Announces Third Quarter Fiscal
2009 Results of Operations
Highlights
•	Excluding a $16.8 million restructuring charge and a $15.3 million asset impairment charge recorded in the period, Q3’09 diluted earnings per share was $0.08. Third quarter fiscal 2009 diluted loss per share was $0.52 compared to diluted earnings per share of $0.37 in Q3’08.

•	Third quarter fiscal 2009 fee revenue was $136.2 million, a 32% decline (27% decline on a constant currency basis) from the same quarter last year.
Los Angeles, CA, March 11, 2009 - Korn/Ferry International (NYSE:KFY), a premier global provider of talent management solutions, announced third quarter fiscal 2009 diluted loss per share of $0.52 compared to diluted earnings per share of $0.37 in Q3’08. Excluding a $16.8 million restructuring charge and a $15.3 million non-cash asset impairment charge recorded in the period, earnings per share would have been $0.08.
Gary D. Burnison, Chief Executive Officer, Korn/Ferry stated, “The unprecedented economic environment has impeded business throughout the world. Despite our leading brand and diversified strategy, unfortunately we have not been immune from the recession that has affected virtually every company conducting business today. Nevertheless, we plan to leverage the strengths of our world-class client relationships, trusted brand, global footprint, leading consultants and diversified solutions mix to not only navigate the current environment, but more importantly, to best position us for acceleration through this economic storm and the inevitable recovery, paving the way for our continued transformation as a talent management solutions provider.”

Financial Results
(dollars in millions, except per share amounts)

	Third Quarter		Year to date
	Q3’09	Q3’08	Q3’09	Q3’08
Fee revenue	$136.2	$201.2	$531.2	$582.4
Revenue	$144.5	$212.1	$561.7	$615.2
Operating (loss) income	$(11.3)	$21.2	$34.0	$71.7
Operating margin	(8.3%)	10.5%	6.4%	12.3%
Net (loss) income	$(22.4)	$16.3	$7.1	$50.5
Basic (loss) earnings per share	$(0.52)	$0.38	$0.16	$1.14
Diluted (loss) earnings per share	$(0.52)	$0.37	$0.16	$1.10

	Third		Year to
	Quarter		date
Adjusted Results (a):	Q3’09		Q3’09
Operating income	$5.5		$50.8
Operating margin	4.1%		9.6%
Net income	$3.5		$33.4
Basic earnings per share	$0.08		$0.77
Diluted earnings per share	$0.08		$0.75

(a)	Adjusted results are non-GAAP financial measures that exclude restructuring charges of $16.8 million during the three and nine months ended January 31, 2009 and an impairment charge on marketable securities of $15.3 million and $15.9 million during the three and nine months ended January 31, 2009, respectively (see attached reconciliations).
Fee revenue was $136.2 million in Q3’09 compared to $201.2 million in Q3’08, a decrease of 32.3% (and a decrease of 26.7% on a constant currency basis). As the global economic and financial crisis intensified the Company experienced a 33.5% decline in the number of executive search engagements opened compared to a year ago and the average fee billed per engagement decreased by 16.6% compared to the prior year.
Compensation and benefits were $94.0 million in Q3‘09, a decrease of $44.6 million, or 32.2% (and a decrease of 26.3% on a constant currency basis), compared to $138.6 million in Q3’08. The decrease is attributable mainly to a reduction in worldwide headcount and a reduction in profitability based compensation. Changes in exchange rates impacted compensation and benefits in Q3’09 favorably by $8.2 million from Q3’08.
General and administrative expenses were $31.0 million in Q3’09, a decrease of $4.3 million, or 12.2% from $35.3 million in Q3’08. The decrease is attributable to the Company’s cost control initiatives. Changes in exchange rates impacted general and administrative expenses in Q3’09 favorably by $2.2 million from Q3’08.

The Company previously announced it would incur expenses to rationalize its cost structure to the changing economic environment. During the quarter the Company recorded a $16.8 million restructuring charge with $13.5 million of severance costs related to a reduction in work force, of which approximately $5.5 million was paid in cash during the quarter, and $3.3 million relating to the consolidation of premises.
Excluding the previously mentioned restructuring costs of $16.8 million, Q3’09 operating income was $5.5 million. Including the restructuring charge, the Company recorded an operating loss of $11.3 million in Q3’09 compared to operating income of $21.2 million in Q3’08, a decrease of $32.5 million.
Balance Sheet and Liquidity
Cash, cash equivalents and marketable securities were $289.9 million at January 31, 2009 compared to $298.3 million at January 31, 2008. The Company generated $18.3 million of cash flow in Q3’09.
During the quarter, given the severity and duration of the decline in the market value of marketable securities held on behalf of participants in certain long-term compensation programs, management recorded an impairment charge of $15.3 million to interest and other (loss) income. Because the impaired assets mirror liabilities to participants which have previously been adjusted to the market value of the assets, this non-cash charge does not impact the Company’s operations, operating income or liquidity.
Interest expense was $1.3 million in Q3’09 and $1.2 million in the same period last year. Interest expense in both years related primarily to borrowings under Korn/Ferry’s COLI policies.

Results by Segment
Selected Executive Recruitment Data
(dollars in millions)

	Third Quarter		Year to date
	Q3’09	Q3’08	Q3’09	Q3’08
Fee revenue	$116.6	$173.0	$451.4	$501.9
Revenue	$123.3	$179.9	$474.0	$523.1
Operating income	$5.2	$29.0	$63.5	$94.7
Operating margin	4.5%	16.8%	14.1%	18.9%
Average number of consultants	516	521	521	512
Engagements (a)	1,217	1,830	4,806	5,483

(a)	Represents new engagements opened in the respective period.

	Third	Year to
	Quarter	date
Adjusted Results (b):	Q3’09	Q3’09
Operating income	$16.3	$74.6
Operating margin	14.0%	16.5%

(b)	Adjusted results are non-GAAP financial measures that exclude restructuring charges of $11.1 million (see attached reconciliation).
Fee revenue was $116.6 million in Q3’09, a decrease of $56.4 million, or 32.6% from $173.0 million in Q3’08 (and a decrease of 27.6% on a constant currency basis). Fee revenue decreased in all regions due to a decrease in the overall number of engagements billed and an overall decrease of 11.1% in the average fee per engagement.
The Q3’09 operating income includes restructuring costs of $11.1 million without which operating income would have been $16.3 million. Operating income was $5.2 million in Q3’09 compared to $29.0 million in Q3’08 resulting in a decrease of $23.8 million from the prior year.
The total number of consultants at January 31, 2009 was 497, a decrease of 21 from January 31, 2008.

Selected Futurestep Data
(dollars in millions)

	Third Quarter		Year to date
	Q3’09	Q3’08	Q3’09	Q3’08
Fee revenue	$19.6	$28.2	$79.8	$80.5
Revenue	$21.2	$32.2	$87.7	$92.1
Operating (loss) income	$(8.3)	$2.0	$(4.2)	$5.6
Operating margin	(42.5%)	7.1%	(5.3%)	7.0%

	Third	Year to
	Quarter	date
Adjusted Results (a):	Q3’09	Q3’09
Operating (loss) income	$(2.5)	$1.5
Operating margin	(12.9%)	1.9%

(a)	Adjusted results are non-GAAP financial measures that exclude restructuring charges of $5.8 million (see attached reconciliation).
Fee revenue was $19.6 million in Q3’09, a decrease of $8.6 million, or 30.5% (and a decrease of 21.3% on a constant currency basis), from $28.2 million in Q3’08. Reductions in fee revenue were driven by a decrease in the average fee per engagement and to a lesser extent by a decrease in the number of engagements billed.
The Q3’09 operating loss includes restructuring costs of $5.8 million without which the operating loss would have been $2.5 million. Operating loss was $8.3 million in Q3’09 compared to operating income of $2.0 million in Q3’08.
Outlook
The global economic crisis has had a significant impact on many of our client’s people initiatives; as such, the demand for the Company’s suite of services experienced a precipitous decline in the last eight weeks of calendar 2008. Although the demand for the Company’s services has remained relatively consistent over the past two months, the macroeconomic climate remains uncertain. The Company plans to take further steps including a reduction of work force and possible consolidation of premises in Q4’09 to align its cost structure with anticipated revenue levels and currently plans to incur $10 million to $13 million of expenses to implement these steps. Based on new business confirmed subsequent to the end of the Q3’09, revenues would be approximately $110 million in Q4’09. However, this presumes an equivalent level of confirmations for the remainder of Q4’09. Given the unprecedented economic environment, predicting revenues is extremely imprecise, making a meaningful prediction about earnings impractical. Given these business conditions, the Company’s primary operating goal in the short run is to maintain neutral to positive cash flows as measured by earnings before interest, taxes, depreciation and amortization and non-cash stock compensation. To the extent that business conditions continue to decline, further efforts to align the Company’s cost structure may not occur in time to retain positive cash flows by that measure in the final quarter of the fiscal year.
Earnings Conference Call Webcast
The earnings conference call will be held today at 9:00 AM (EDT) and hosted by Gary Burnison, Chief Executive Officer, and Stephen Giusto, Chief Financial Officer. The conference call will be webcast and available online at www.kornferry.com, accessible through the Investor Relations section.
- Korn/Ferry International (NYSE:KFY), with more than 90 offices in 40 countries, is a premier global provider of talent management solutions. Based in Los Angeles, the firm delivers an array of solutions that help clients to identify, deploy, develop, retain and reward their talent. For more information on the Korn/Ferry International family of companies, visit www.kornferry.com.

Forward Looking Statements
Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn/Ferry’s current expectations. Readers are cautioned not to place undue reliance on such statements. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn/Ferry. The potential risks and uncertainties relate to competition, the dependence on attracting and retaining qualified and experienced consultants, the portability of client relationships, local political or economic developments in or affecting countries where we have operations, including fluctuations in exchange rates, risks related to the growth and results of Futurestep, global economic developments, restrictions imposed by off-limits agreements, reliance on information systems and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn/Ferry’s periodic filings with the Securities and Exchange Commission. Korn/Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Measures
This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures include adjusted operating income and operating margin, adjusted to exclude restructuring charges, and adjusted net income, basic earnings per share and diluted earnings per share, adjusted to exclude restructuring charges and an impairment charge on marketable securities.
This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn/Ferry’s performance by excluding certain charges that may not be indicative of Korn/Ferry’s operating results. The use of these non-GAAP financial measures facilitate comparisons to Korn/Ferry’s historical performance. Korn/Ferry includes these non-GAAP financial measures because management believes it is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn/Ferry’s ongoing operations and financial and operational decision-making.
[Tables attached]

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2009	2008	2009	2008
Fee revenue	$136,210	$201,156	$531,243	$582,366
Reimbursed out-of-pocket engagement expenses	8,283	10,935	30,459	32,826

Total revenue	144,493	212,091	561,702	615,192

Compensation and benefits	93,978	138,594	365,849	391,984
General and administrative expense	30,963	35,255	97,316	101,168
Out-of-pocket engagement expenses	11,041	14,250	39,071	42,664
Depreciation and amortization	2,924	2,812	8,637	7,701
Restructuring charges	16,845	—	16,845	—

Total operating expense	155,751	190,911	527,718	543,517

Operating (loss) income	(11,258)	21,180	33,984	71,675

Interest and other (loss) income, net	(16,061)	3,777	(16,865)	6,074

(Loss) income before (benefit) provision for income taxes and equity in earnings of unconsolidated subsidiaries	(27,319)	24,957	17,119	77,749
(Benefit) provision for income taxes	(4,549)	9,353	12,327	29,753
Equity in earnings of unconsolidated subsidiaries, net	414	652	2,316	2,469

Net (loss) income	$(22,356)	$16,256	$7,108	$50,465

Basic (loss) earnings per common share	$(0.52)	$0.38	$0.16	$1.14

Basic weighted average common shares outstanding	43,406	43,247	43,538	44,273

Diluted (loss) earnings per common share	$(0.52)	$0.37	$0.16	$1.10

Diluted weighted average common shares outstanding	43,406	44,303	44,352	45,839

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
EXCLUDING NON-GAAP ADJUSTMENTS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	January 31,			January 31,
	2009 - As		2009 - As	2009 - As		2009 - As
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Fee revenue	$136,210		$136,210	$531,243		$531,243
Reimbursed out-of-pocket engagement expenses	8,283		8,283	30,459		30,459

Total revenue	144,493		144,493	561,702		561,702

Compensation and benefits	93,978		93,978	365,849		365,849
General and administrative expense	30,963		30,963	97,316		97,316
Out-of-pocket engagement expenses	11,041		11,041	39,071		39,071
Depreciation and amortization	2,924		2,924	8,637		8,637
Restructuring charges (1)	16,845	(16,845)	—	16,845	(16,845)	—

Total operating expense	155,751	(16,845)	138,906	527,718	(16,845)	510,873

Operating (loss) income	(11,258)		5,587	33,984		50,829

Interest and other (loss) income, net (2)	(16,061)	15,348	(713)	(16,865)	15,893	(972)

(Loss) income before (benefit) provision for income taxes and equity in earnings of unconsolidated subsidiaries	(27,319)		4,874	17,119		49,857
(Benefit) provision for income taxes (3)	(4,549)	6,381	1,832	12,327	6,401	18,728
Equity in earnings of unconsolidated subsidiaries, net	414		414	2,316		2,316

Net (loss) income	$(22,356)		$3,456	$7,108		$33,445

Basic (loss) earnings per common share	$(0.52)		$0.08	$0.16		$0.77

Basic weighted average common shares outstanding	43,406		43,406	43,538		43,538

Diluted (loss) earnings per common share	$(0.52)		$0.08	$0.16		$0.75

Diluted weighted average common shares outstanding	43,406		43,406	44,352		44,352

Explanation of Non-GAAP Adjustments

For the three and nine months ended January 31, 2009:

(1)	Restructuring charges

(2)	Asset impairment on marketable securities

(3)	Tax effect related to net operating expense adjustments

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
FINANCIAL SUMMARY BY SEGMENT
(in thousands)
(unaudited)

	Three Months Ended				Nine Months Ended
	January 31,				January 31,
	2009		2008		2009		2008
Fee Revenue:
Executive recruitment:
North America	$66,978		$94,812		$252,649		$276,988
EMEA	30,423		46,292		122,499		133,072
Asia Pacific	13,591		25,322		56,181		72,639
South America	5,650		6,617		20,063		19,184

Total executive recruitment	116,642		173,043		451,392		501,883
Futurestep	19,568		28,113		79,851		80,483

Total fee revenue	136,210		201,156		531,243		582,366
Reimbursed out-of-pocket engagement expenses	8,283		10,935		30,459		32,826

Total revenue	$144,493		$212,091		$561,702		$615,192

		Margin		Margin		Margin		Margin
Operating (Loss) Income:
Executive recruitment:
North America	$10,767	16.1%	$16,167	17.1%	$45,601	18.0%	$57,346	20.7%
EMEA	(6,291)	(20.7%)	7,116	15.4%	8,105	6.6%	20,871	15.7%
Asia Pacific	367	2.7%	5,444	21.5%	7,110	12.7%	14,595	20.1%
South America	373	6.6%	291	4.4%	2,667	13.3%	1,836	9.6%

Total executive recruitment	5,216	4.5%	29,018	16.8%	63,483	14.1%	94,648	18.9%
Futurestep	(8,309)	(42.5%)	2,026	7.2%	(4,233)	(5.3%)	5,642	7.0%
Corporate	(8,165)		(9,864)		(25,266)		(28,615)

Total operating (loss) income	$(11,258)	(8.3%)	$21,180	10.5%	$33,984	6.4%	$71,675	12.3%

Restructuring Charges:
Executive recruitment:
North America	$2,557	3.8%	$—	0.0%	$2,557	1.1%	$—	0.0%
EMEA	6,606	21.7%	—	0.0%	6,606	5.4%	—	0.0%
Asia Pacific	947	7.0%	—	0.0%	947	1.6%	—	0.0%
South America	956	16.9%	—	0.0%	956	4.7%	—	0.0%

Total executive recruitment	11,066	9.5%	—	0.0%	11,066	2.4%	—	0.0%
Futurestep	5,779	29.6%	—	0.0%	5,779	7.2%	—	0.0%
Corporate	—		—		—		—

Total operating income	$16,845	12.4%	$—	0.0%	$16,845	3.2%	$—	0.0%

		Margin		Margin		Margin		Margin
Adjusted Operating Income: (Excluding Restructuring charges)
Executive recruitment:
North America	$13,324	19.9%	$16,167	17.1%	$48,158	19.1%	$57,346	20.7%
EMEA	315	1.0%	7,116	15.4%	14,711	12.0%	20,871	15.7%
Asia Pacific	1,314	9.7%	5,444	21.5%	8,057	14.3%	14,595	20.1%
South America	1,329	23.5%	291	4.4%	3,623	18.0%	1,836	9.6%

Total executive recruitment	16,282	14.0%	29,018	16.8%	74,549	16.5%	94,648	18.9%
Futurestep	(2,530)	(12.9%)	2,026	7.2%	1,546	1.9%	5,642	7.0%
Corporate	(8,165)		(9,864)		(25,266)		(28,615)

Total adjusted operating income	$5,587	4.1%	$21,180	10.5%	$50,829	9.6%	$71,675	12.3%

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	As of	As of
	January 31, 2009	April 30, 2008
	(unaudited)
ASSETS
Cash and cash equivalents	$217,486	$305,296
Marketable securities	2,094	5,940
Receivables due from clients, net of allowance for doubtful accounts of $12,501 and $11,504, respectively	98,200	119,952
Income taxes and other receivables	6,247	7,071
Deferred income taxes	11,636	10,401
Prepaid expenses and other assets	21,949	20,057

Total current assets	357,612	468,717

Marketable securities, non-current	70,299	78,026
Property and equipment, net	32,395	32,462
Cash surrender value of company owned life insurance policies, net of loans	62,437	81,377
Deferred income taxes	35,072	47,128
Goodwill	131,997	142,699
Intangible assets, net	17,146	15,519
Other assets	28,112	14,286

Total assets	$735,070	$880,214

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$9,191	$15,309
Income taxes payable	1,180	20,948
Compensation and benefits payable	113,394	199,081
Other accrued liabilities	38,143	37,120

Total current liabilities	161,908	272,458

Deferred compensation and other retirement plans	100,667	105,719
Other liabilities	5,677	5,903

Total liabilities	268,252	384,080

Shareholders’ equity
Common stock: $0.01 par value, 150,000 shares authorized, 56,085 and 54,786 shares issued and 44,696 and 44,593 shares outstanding, respectively	365,172	358,568
Retained earnings	102,122	95,014
Accumulated other comprehensive income	64	43,097

Shareholders’ equity	467,358	496,679
Less: notes receivable from shareholders	(540)	(545)

Total shareholders’ equity	466,818	496,134

Total liabilities and shareholders’ equity	$735,070	$880,214